UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

Tyra Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40800	83-1476348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 State Street
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 728-4760

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Tyra Biosciences, Inc. (the Company) held its 2026 Annual Meeting of Stockholders (the 2026 Annual Meeting) on May 28, 2026. The following is a brief description of each matter voted upon at the 2026 Annual Meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.

The election of three directors to serve as Class II directors for a three-year term to expire at the 2029 Annual Meeting of Stockholders. The following three Class II directors were elected by the votes indicated:

	For	Withheld	Broker Non-Votes
Habib J. Dable	44,242,803	476,602	8,377,977
Susan Moran, M.D., M.S.C.E.	44,529,688	189,717	8,377,977
Robert More	41,013,686	3,705,719	8,377,977

2.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The appointment was ratified by the votes indicated:

For	Against	Abstain	Broker Non-Votes
53,092,820	1,316	3,246	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYRA BIOSCIENCES, INC.

Date: June 2, 2026	By:	/s/ Ali Fawaz
	Name:	Ali Fawaz
	Title:	General Counsel and Secretary